              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                FEBRUARY 28, 1996


                            1940 ACT FILE NO. 811-5912


                        SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C. 20549

                                       FORM N-2


                                 REGISTRATION STATEMENT
                      UNDER THE INVESTMENT COMPANY ACT OF 1940        |X|


                                    Amendment No. 8                   |X|


                               MFS SPECIAL VALUE TRUST
                (Exact Name of Registrant as Specified in Charter)


                  500 Boylston Street, Boston, Massachusetts 02116
                 (Address of Principal Executive Offices) (Zip Code)


          Registrant's Telephone Number, including Area Code: 617-954-5000


                                  Stephen E. Cavan
                                 Secretary and Clerk
                                MFS Special Value Trust
                      c/o Massachusetts Financial Services Company
                                  500 Boylston Street
                              Boston, Massachusetts 02116
                         (Name and Address of Agent for Service)

                              MFS SPECIAL VALUE TRUST

                                      PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS




Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.  Fee Table:  Inapplicable - 1940 Act filing only.

Items 3.2, 4, 5, 6 and 7: Omitted  pursuant to General  Instruction  G.3 to Form
N-2.

Item 8.  General Description of Registrant:

         8.1. General: The Registrant is a closed-end, non-diversified management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on September 29, 1989.

         8.2, 8.3, and 8.4. Investment Objectives and Policies, Risk Factors and Other Policies:


                              INVESTMENT OBJECTIVE AND POLICIES

         The Trust's investment objective is to maintain an annual distribution rate of 11%, based on the original offering price of $15.00 per share, while seeking opportunities for capital appreciation. In pursuing this objective, the Registrant may invest in securities issued or guaranteed by the U.S. Government, its agencies, authorities and instrumentalities ("U.S. Government Securities") and, when appropriate, related options. As opportunities arise in the marketplace, the Registrant may invest its assets in securities that the Registrant believes represent uncommon value by having the potential for significant capital appreciation over a period of twelve months or longer. The issuers of such securities may include companies out-of-favor in the marketplace or in out-of-favor industries, companies currently performing well but in industries where the outlook is questionable and over-leveraged companies with promising longer-term prospects. Some of these companies may be experiencing financial or operating difficulties, and certain of those companies may be involved, at the time of acquisition or soon thereafter, in reorganizations, capital restructurings or bankruptcy proceedings; however, most of these companies will not be experiencing such financial or operating difficulties as will, in the Investment Adviser's opinion, lead to reorganizations, capital restructurings or bankruptcy proceedings.

         The Investment Adviser believes that the risks associated with investing a portion of its assets in the debt and equity securities described above can be managed through proper credit, financial and legal analysis, research and portfolio diversification. The Investment Adviser will further attempt to manage risk through acquisition of debt securities generally at significant discounts to face value and near the Investment Advisor's estimate of their liquidation values. As a result, in the event of the issuer's bankruptcy or liquidation, the Registrant would have a greater possibility of recouping its initial investment than if it had not purchased the securities at a discount. The availability of deeply discounted debt securities usually results from the severely reduced credit quality of the issuer. However, such securities offer the potential for significant capital appreciation if the issuer is able to pay the security at maturity or to redeem the issue at face value or if the credit quality of the security improves. Similarly, the Investment Adviser believes that securities which are not current in the payment of interest or dividends present the opportunity for significant capital appreciation. There can be no assurance in these situations that such capital appreciation will occur or that it will occur in the time frame estimated by the Investment Advisor or that there will not be a loss of a significant portion of the Registrant's investment in such issues.

         The Trust may also invest in fixed income and equity securities of non-U.S. issuers. To the extent available and permissible, the Registrant may invest in options and Futures Contracts on securities, currencies and indices as more fully described below.

         The Investment Adviser will determine, based upon current yields and the appreciation potential of various categories of securities, the relative apportionment of the Registrant's assets among particular investments. The Trust will evaluate its degree of success in achieving its investment objective by measuring whether it can, over time, maintain an annual distribution rate of 11% while paying expenses, without a substantial portion of such distributions being a return of shareholders' capital; however, there can be no assurance that the Registrant will achieve its investment objective. For the risk considerations involved, see "Risk Factors" below.

         U.S. Government Securities. The U.S. Government Securities in which the Registrant may invest include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less); U.S. Treasury notes (maturities of one to 10 years); and U.S. Treasury bonds (generally original maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States, (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-though certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of the Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal National Mortgage
Association   ("FNMA"),   and  (iii)   interest  in  trusts  or  other  entities
representing interests in obligations that are issued or guaranteed by U.S. Government agencies, authorities or instrumentalities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities" below.

         U.S. Government Securities in which the Registrant may invest do not involve the credit risks associated with other types of interest bearing securities, although some are not backed by the full faith and credit of the U.S. Treasury. As a result, the yields available from U.S. Government Securities are generally lower than the yields available from other interest bearing securities. Like other interest bearing securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Longer- term Government Securities generally are less stable and more susceptible to principal loss than shorter- term securities; however, longer-term securities in most cases offer higher yields than securities with shorter maturities.

         Equity Securities. The Trust may invest in common stocks and warrants of companies whose stock prices the Investment Adviser expects to increase significantly because of special factors, such as rejuvenated management, new products, changes in consumer demand, takeover bids or basic changes in the economic environment. At the time the Registrant acquires such securities, these companies may be out-of-favor in the marketplace, in out-of-favor industries, currently performing well but in industries where the outlook is questionable or over-leveraged with promising longer- term prospects for improved stock prices, improved financial performance or reduced debt levels. Some of these companies may be experiencing financial or operating difficulties or they may be involved in reorganizations, capital restructurings or bankruptcy proceedings. See "Risk Factors" below. The Investment Adviser's analysis of such companies will include the industry outlook and competitive factors, including supplier and customer relationships, strengths and weaknesses of products, viability of product lines and other considerations in an effort to determine the company's business prospects. The Investment Adviser will also consider the depth and capabilities of the management team of an issuer to assess its ability to lead a company through financial or operating difficulties. A company's need for additional capital and the potential sources of such capital will also be considered by the Investment Adviser. The Investment Adviser will perform credit and financial analyses, emphasizing cash flow. Generally, the Registrant will not be invested in a distressed situation if the Investment Adviser believes accurate financial and business information is not available. In most cases capital appreciation will be realized through the value inherent in the continued operation of the company's business. When the Registrant does invest in a company in financial difficulties, the Investment Adviser will have estimated the liquidation value of the company to measure the risk of loss in case the company is unable to continue operations; if the investment is purchased at or below liquidation value, the ultimate risk of loss may be reduced. In certain cases, the sale of the company's assets may provide more value than its continued operation. In the event of a liquidation, the claims of creditors and bondholders to the assets of the issuer are satisfied before any payments are made to equity owners.

         Corporate Fixed Income Securities. Corporate fixed income securities of issuers in which the Registrant may invest include preferred and preference stock and all types of long-term or short-term debt obligations, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts and commercial paper (including obligations, such as repurchase agreements, secured by such instruments). Corporate fixed income securities may also include zero coupon bonds, deferred interest bonds, bonds on which the interest is payable in kind ("PIK bonds") and zero coupon notes with puts ("option notes"). Zero coupon and deferred interest bonds and option notes are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds and option notes do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Option notes are generally convertible into the issuer's common stock, at the option of the holder, at any time prior to or on maturity unless previously redeemed by the issuer or surrendered to the issuer by the holder for payment in shares of the issuer's common stock or in cash, at the issuer's option. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Trust is required to accrue income on such investments for tax and accounting purposes, which is distributable to shareholders. Because such investments do not generate cash, it may become necessary for the Registrant to sell other securities in order to maintain its annual distribution rate even though such sales may not otherwise be advantageous to the Registrant from an investment or tax perspective. The Trust will purchase such securities for capital appreciation which may result from favorable interest rate trends, improved credit quality of the issuer, or both, consistent with the Registrant's investment objective. See "Risk Factors" below. Corporate fixed income securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).

         The Registrant may invest in securities rated Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch") and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

         The Registrant may also invest in securities rated lower than BBB by S&P or Fitch or Baa by Moody's and comparable unrated securities (commonly known as "junk bonds"). These lower rated or unrated securities are considered speculative and while generally providing greater income than investments in higher rated securities, usually are high risk securities involving greater volatility of price (especially during periods of economic uncertainty or change) and risk to principal and income (including the possibility of default by or bankruptcy of the issuers of such securities) than securities in the higher rating categories. However, since yields vary over time, no specific level of income can ever be assured. See "Risk Factors" below.

         It is anticipated that many of the corporate fixed income securities in which the Registrant may invest for the sole purpose of capital appreciation and not for the purpose of producing income may not be current on payment of interest at the time of acquisition or may be involved, at acquisition or thereafter, in reorganization, restructuring or bankruptcy proceedings. Such securities will be unrated or in the lowest rating categories of recognized rating agencies (that is ratings of B or lower by Moody's or BB or lower by S&P or Fitch. Securities rated B or BB or below (or comparable unrated securities) are considered speculative and may be questionable as to principal and interest payments. In some cases, such securities may be highly speculative, have poor prospects for reaching investment standing and may be in default. For a description of the ratings categories, see "Description of Bond Ratings" below. No minimum rating standard is required for a purchase by the Registrant. The Investment Adviser may seek an active role in reorganization, restructuring or bankruptcy proceedings of such issuers at the time of its investments or may decide to assume such a role as a result of subsequent events. Active participation may involve the identification and organization of existing debt or equity holders and acting as agent to negotiate on their behalf. The Trust will rely on the Investment Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. The Investment Adviser will consider the issuer's experience and managerial strength, changing financial conditions, borrowing requirements, responsiveness to changes in business conditions and interest rates, and regulatory matters in analyzing the risk involved in investments in such corporate fixed income securities. The Investment Adviser also will consider relative values among possible investments based on anticipated cash flow, interest coverage, asset coverage and earnings potential. See "Risk Factors" below.

         The  Trust  may  have  difficulty   disposing  of  certain  lower-rated
securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower-rated, fixed income securities, there is no established retail secondary market for many of these securities, and the Registrant anticipates that such securities could only be sold to a limited number of dealers or institutional investors. To the extent a secondary market for lower- rated, fixed income securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on market price and the Registrant's ability to dispose of particular issues when necessary to meet the Registrant's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities may also make it more difficult for the Registrant to obtain accurate market quotations for purposes of valuing the Registrant's portfolio. Market quotations are generally available on many lower-rated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

         The market value of lower-rated securities tends to reflect individual corporate developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Such lower-rated securities also tend to be more sensitive to economic conditions than are higher-rated securities. An economic downturn could severely disrupt the market for lower-rated securities and adversely affect the value of outstanding securities and the ability of issuers to repay principal and interest. Factors having an adverse impact on the market value of lower-rated securities will have an adverse impact on the Registrant's net asset value. In addition, the Registrant may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. Recent adverse publicity regarding lower-rated securities may have depressed the prices for such securities to some extent. Whether investor perceptions will continue to have a negative effect on the price of such securities is uncertain.

         Other Investments. The Trust may invest up to 10% of its total assets in securities of foreign issuers which are not traded on U.S. exchanges (excluding American Depositary Receipts), including securities issued by foreign governments considered stable by the Investment Adviser, fixed income securities of foreign corporations, common stocks and equivalents (such as convertible debt securities and warrants) and preferred stocks of foreign corporations and foreign currency. The decision to invest in securities issued abroad ("foreign securities") will depend on the relative yield of such securities, the economies of the countries in which the investments are made and such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies with the U.S. dollar. Investments in foreign securities and currency will be evaluated on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between issuers in different countries with similar economies. The Investment Adviser will also consider the factors described above under "Equity Securities" and "Corporate Fixed Income Securities" in making decisions to invest in securities issued abroad.

         The Trust may hold foreign currency for hedging purposes to protect against declines in the U.S. dollar value of foreign securities held by the Registrant and against increases in the U.S. dollar value of the foreign securities which the Registrant might purchase. The Registrant may also hold foreign currency in anticipation of purchasing foreign securities. For the risk considerations involved in investing in foreign securities, see "Risk Factors" below.

         American Depositary Receipts. The Registrant may invest in American Depositary Receipts ("ADRs") which are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Registrant may invest in either type of ADR. Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Registrant may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Registrant's custodian in five days. The Registrant may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are traded in foreign currency.

         Emerging Market Securities. Consistent with the Registrant's objective and policies, the Registrant may invest in securities of issuers whose principal activities are located in emerging market countries and Brady bonds. Emerging market countries include any country determined by the Adviser to have an emerging market economy, taking into account a number of factors, including whether the country has a low- to middle-income economy according to the International Bank for Reconstruction and Development, the country's foreign currency debt rating, its political and economic stability and the development of its financial and capital markets. The Adviser determines whether an issuer's principal activities are located in an emerging market country by considering such factors as its country of organization, the principal trading market for its securities and the source of its revenues and assets. The issuer's principal activities generally are deemed to be located in a particular country if: (a) the security is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (e) the issuer has 50% or more of its assets in that country. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").

         Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Ecuador, Jordan, Mexico, Nigeria, Panama, the Philippines, Poland, Uruguay and Venezuela. Brady bonds have been issued only recently, and for that reason do not have a long payment history. Brady bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the- counter secondary markets. U.S. dollar-denominated, collateralized Brady bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (the uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady bonds and the history of defaults of countries issuing Brady bonds with respect to commercial bank loans by public and private entities, investments in Brady bonds may be viewed as speculative.

         The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Registrant is uninvested and no return is earned thereon. The inability of the Registrant to make intended security purchases due to settlement problems could cause the Registrant to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Registrant due to subsequent declines in value of the portfolio security, a decrease in the level of liquidity in the Registrant's portfolio, or, if the Registrant has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery, and in such markets the Registrants bear the risk that the securities will not be delivered and that the Registrant's payments will not be returned. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.

         Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Registrant could be adversely effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Registrant of any restrictions on investments.

         Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Registrant.

         When the Investment Adviser believes that investing for temporary defensive purposes is appropriate, such as during periods of unusual market conditions, part or all of the Registrant's assets may be temporarily invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities and repurchase agreements. Such obligations will all be at least investment grade.

         The investment objective and policies described above may be changed without shareholder approval.

                               INVESTMENT PRACTICES

         The following investment practices apply to the portfolio investments of the Registrant. These practices may be changed without shareholder approval.

         Options. In an effort to increase current income and to reduce fluctuations in net asset value, the Registrant may write covered put and call options and purchase put and call options on U.S. Government Securities and may engage in such options transactions with respect to other securities including domestic and foreign securities indices and with respect to foreign currencies. See "Forward Contracts and Options on Foreign Currency" below. All such options will be traded on either United States or foreign securities exchanges or over-the-counter. This practice may result in the loss of principal under certain market conditions. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.

         Futures Contracts and Options on Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign government securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Futures Contracts and Options on Futures Contracts to be written or purchased by the Registrant will be traded on U.S. or foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest or exchange rates or securities prices which otherwise might either adversely affect the value of the Registrant's portfolio securities or adversely affect the prices of securities which the Registrant intends to purchase at a later date. Should interest or exchange rates move in an unexpected manner, the Registrant may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below.

         The Trustees have adopted the requirement that Futures Contracts and Options on Futures Contracts only be used as a hedge and not for speculation. In addition to this requirement, the Board of Trustees has also adopted two other restrictions on the use of Futures Contracts. The first restriction is that the Registrant will not enter into any Futures Contracts and Options on Futures Contracts if immediately thereafter the amount of initial margin deposits on all the Futures Contracts of the Registrant and premiums paid on Options on Futures Contracts would exceed 5% of the market value of the total assets of the Registrant. The second restriction is that the value of the securities and other obligations underlying all such Futures Contracts held by the Registrant not exceed 50% of the value of the total assets of the Registrant. Neither of these restrictions will be changed by the Registrant's Board of Trustees without considering the policies and concerns of the various federal and state regulatory agencies.

         Lending of Portfolio Securities. The Registrant may seek to increase its income by lending portfolio securities to the extent consistent with present regulatory policies, including those of the Board of Governors of the Federal

Reserve System and the Securities and Exchange Commission (the "SEC"). Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of the New York Stock Exchange and would be required to be secured continuously by collateral in cash, U.S. Government Securities or an irrevocable letter of credit maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Registrant would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice. For the duration of a loan, the Registrant would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive either interest (through the investment of cash collateral) or a fee (if the collateral is U.S. Government Securities). The Trust would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Registrant would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Investment Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justified the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Registrant's total assets.

         "When-Issued Securities". Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Registrant is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Registrant will not commit more than 30% of its assets to such purchases. The Trust does not pay for the securities until received or start earning interest on them until the contractual settlement date. In order to invest its assets immediately, while awaiting delivery of securities purchased on such basis, the Registrant may invest in short-term securities that offer same-day settlement and earnings, but that may bear interest at a lower rate than longer term securities.

         The Trust has established procedures consistent with the General Statement of Policy of the SEC concerning such commitments. However, although the Registrant does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of the SEC policy, purchases of securities on such basis may involve more risk than other types of purchases. For example, if the Registrant determines it is necessary to sell the "when-issued" or "forward delivery" securities before delivery, it may incur a gain or a loss because of market fluctuations since the time the commitment to purchase such securities was made. Purchasing securities on a when-issued basis involves a risk that the yields available in the market when delivery takes place may be higher than yields on the securities purchased.

         Repurchase Agreements. The Registrant may enter into repurchase agreements in order to earn additional income on available cash or as a temporary defensive measure. Under a repurchase agreement, the Registrant acquires securities subject to the seller's agreement to repurchase at a specified time and price.

         The Registrant may enter into repurchase agreements with sellers who are member firms (or a subsidiary thereof) of the New York Stock Exchange, members of the Federal Reserve System, or recognized primary U.S. Government Securities dealers or institutions which the Investment Adviser has determined to be of comparable creditworthiness. The securities that the Registrant purchases and holds through its agent are U.S. Government Securities, the values of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Registrant, or the purchase and repurchase price may be the same, with interest at a standard rate due to the Registrant together with the repurchase price on repurchase. In either case, the income to the Registrant is unrelated to the interest rate on U.S. Government Securities.

         The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Registrant will have the right to liquidate the securities. If at the time the Registrant is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Registrant. The Registrant has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Registrant only enters into repurchase agreements after the Investment Adviser has determined that the seller is creditworthy, and the Investment Adviser monitors that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked-to-market every business day) is required to be greater than the repurchase price, and the Registrant has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

         Mortgage Pass-Through Securities. The Registrant may invest in mortgage pass-through securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage pass-throughs are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or a part of a premium if any has been paid, and the actual yield (or total return) to the Registrant may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of the mortgage pass-through security generally will decline; however, when interest rates are declining, the value of mortgage pass-through securities with prepayment features may not increase as much as that of other fixed income securities.

         Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass through" of the monthly payments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage pass- through securities (such as securities issued by the GNMA) are described as "modified pass-through securities." These securities entitle the holder to receive all interests and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

         The principal government guarantor of mortgage pass-through securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage pass-through securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

         Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved sellers/servicers which include state and federally- chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.

         FHLMC was created by Congress in 1970 as a corporate instrumentality of the U.S. Government for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) from FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.

         Corporate Asset-Backed Securities. The Registrant may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

         Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

         Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments on underlying assets, the securities may contain elements of credit support which fall into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Registrant will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

         Mortgage "Dollar Roll" Transactions. The Registrant may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Registrant sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Registrant will only enter into covered rolls. A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Registrant forgoes principal and interest paid on the mortgage- backed securities. The Registrant is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Registrant may also be compensated by receipt of a commitment fee.

         Forward Contracts And Options On Foreign Currency. The Trust may enter into forward contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract") and options on foreign currencies for hedging purposes as well as for non-hedging purposes. The Registrant may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Investment Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. By entering into Forward Contracts and options on foreign currencies for hedging purposes, the Registrant may be required to forego all or a portion of the benefits of advantageous changes in exchange rates. The Trust may also enter into transactions in Forward Contracts and options on foreign currencies for other than hedging purposes; however, where exchange rates do not move in the direction or to the extent anticipated, the Registrant may sustain losses which will reduce its gross income.

         The Registrant has established procedures consistent with statements by the SEC and its staff regarding the use of Forward Contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Registrant satisfies this requirement through the segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked-to-market on a daily basis, in an amount equal to the value of its commitments under Forward Contracts entered into by the Registrant. While Forward Contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts and options on foreign currencies may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Registrant than if it had not engaged in such transactions. For further discussion of the use, risks and costs of Forward Contracts and options on foreign currency, see "Options and Futures" below.

         Loans and Other Direct Indebtedness. The Registrant may invest a portion of its assets in loans and other direct indebtedness. By purchasing a loan, the Registrant acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged by-outs and other corporate activities. Such loans may be in default at the time of purchase. The Registrant may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods and services. These claims may also be purchased at a time when the company is in default. Certain of the loans acquired by the Registrant may involve revolving credit facilities or other standby financing commitments which obligate the Registrant to pay additional cash on a certain date or on demand.


         The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Loans and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Registrant may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

         Certain of the loans acquired by the Registrant may involve revolving credit facilities or other standby financing commitments which obligate the Registrant to pay additional cash on a certain date or on demand. To the extent that the Registrant is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other high grade debt obligations in an amount sufficient to meet such commitments.

         The Registrant's ability to receive payments of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loan participations and other direct investments which the Registrant will purchase, the Investment Adviser will rely upon its (and not that of the original lending institution's) own credit analysis of the borrower. As the Registrant may be required to rely upon another lending institution to collect and pass on to the Registrant amounts payable with respect to the loan and to enforce the Registrant's rights under the loan, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Registrant from receiving such amounts. In such cases, the Registrant will evaluate as well the creditworthiness of the lending institution and will treat both the borrower and the lending institution as an "issuer" of the loan participation for purposes of certain investment restrictions pertaining to the diversification of the Registrant's portfolio investments. The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Investments in such loans may involve additional risks to the Registrant. For example, if a loan is foreclosed, the Registrant could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Registrant could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Registrant relies on the Investment Adviser's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Registrant. In addition, loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Registrant may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. To the extent that the Investment Adviser determines that any such investments are illiquid, the Registrant will include them in the investment limitations described below.

         Short Sales. If the Registrant anticipates that the price of a security will decline, it may sell the security short and borrow the same type of security from a broker or other institution to complete the sale. The Registrant may make a profit or loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Registrant must replace the borrowed security. Possible losses from short sales differ from losses that could be incurred from a purchase of a security, because losses from short sales may be unlimited, whereas losses from purchases can equal only the total amount invested.

         The Registrant may seek to hedge investments or realize additional gains through short sales. The Registrant may make short sales, which are transactions in which the Registrant sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Registrant must borrow the security to make delivery to the buyer. The Registrant then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Registrant. Until the security is replaced, the Registrant is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Registrant also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Registrant also will incur transaction costs in effecting short sales.

         The Registrant will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Registrant replaces the borrowed security. The Registrant will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Registrant may be required to pay in connection with a short sale.

         Whenever the Registrant engages in short sales, its custodian segregates cash or U.S. Government securities in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. The segregated assets are marked to market daily.

         In addition, the Registrant also may make short sales "against the box," i.e., when a security identical to one owned by the Registrant is borrowed and sold short. If the Registrant enters into a short sale against the box, it is required to segregate securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) and is required to hold such securities while the short sale is outstanding. The Registrant will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.

         Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities. The Registrant may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities, which in the case of U.S. Government Securities are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Typically, CMOs are collateralized by certificates issued by GNMA, FNMA or FHLMC but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Registrant may also invest a portion of its assets in multi-class pass-through securities which are equity interests in a Registrant composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States or a foreign government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (a "REMIC").

         In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche", is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the rights of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments.

         The Registrant may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

         Stripped Mortgage-Backed Securities. In addition, the Registrant may invest a portion of its assets in stripped mortgage-backed securities ("SMBS"), which are derivative multi-class mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks.

         SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest only or "IO" class) while the other class will receive all of the principal (the principal only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Registrant may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates.

         Yield Curve Options. The Registrant may also enter into options on the "spread", or differential, between two securities, in a transaction referred to as a "yield curve" option. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is usually settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

         Yield curve options may be used for the same purposes as other options on securities. Specifically, the Registrant may purchase or write such options in order to protect against the adverse effects of a potential widening or narrowing of the spreads between securities, or other interest rate sensitive instruments, held in the Registrant's portfolio. The Registrant may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Investment Adviser, the Registrant will be able to profit from movements in the spread between the yields of the underlying securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even if the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Registrant will be covered. A call (or put) option is covered if the Registrant holds another call (or put) option on the spread between the same two securities and maintains in a segregated account with its custodian cash or cash equivalents sufficient to cover the Registrant's net liability under the two options. Yield curve options may also be covered in such other manner as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and because they have been only recently introduced, established trading markets for these securities have not yet developed.

                                OPTIONS AND FUTURES

         Options. The Trust may write covered put and call options and purchase put and call options on securities that are traded on either United States or foreign securities exchanges or over-the-counter.

         Call options written by the Registrant give the holder the right to buy the underlying securities from the Registrant at a stated exercise price; put options written by the Registrant give the holder the right to sell the underlying security to the Registrant at a stated exercise price. A call option written by the Registrant is "covered" if the Registrant owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Registrant holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. A put option written is "covered" if the Registrant maintains cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal or greater than the exercise price of the put written or is less than the exercise price of the put written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. Put and call options may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

         The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount of course, may, in the case of a covered call option, be offset of a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then-market value of the underlying security.

         The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

         Effecting a closing transaction in the case of a written call will permit the Registrant to write another option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Registrant to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Trust investments. If the Registrant desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

         The Trust will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Registrant will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Registrant.

         An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Registrant would have to exercise the options in order to realize any profit. If the Registrant is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchange could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on the Exchange would continue to be exercisable in accordance with their terms.

         The Trust may write options in connection with buy- and-write transactions: that is, the Registrant may purchase a security and then write a call option against that security. The exercise price of the call the Registrant determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out- of-the-money") the current value of the underlying security at the time the option is written. Buy-and- write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Registrant's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Registrant's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Registrant's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Registrant may elect to close the position or take delivery of the security at the exercise price and the Registrant's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Registrant in the same market environments that call options are used in equivalent buy-and-write transactions.

         The Trust may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Registrant will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

         The Trust may purchase call options to hedge against an increase in the price of fixed income securities that the Registrant anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Registrant upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Registrant.

         The  staff  of  the  SEC  has  taken  the   position   that   purchased
over-the-counter options and assets used to cover written over-the-counter options are illiquid. Therefore, such options and assets, together with other illiquid securities, cannot exceed 20% of the Registrant's assets under its investment restrictions. Although the Investment Adviser disagrees with the position, the Investment Adviser intends to limit the Registrant's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Registrant intends to write over- the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the trust has in place with such primary dealers will provide that the Registrant has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Registrant for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Trust will treat all or a portion of the formula price as illiquid for purposes of its investment restrictions. The Trust may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such 20% test.

         Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies or contracts based on bonds or on financial indices including any index of U.S. or foreign government securities ("Futures

Contracts"). A "sale" of a Futures Contract means a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. A "purchase" of a Futures Contract means a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. U.S. Futures Contracts have been designated by exchanges which have been designated "contracts markets" by the CFTC, and must also be executed through a futures commission merchant, or brokerage firm, which is a member or the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Monetary Market of the Chicago Mercantile Exchange. Futures Contracts trade on these markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Trust will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, and three-month U.S. Treasury Bills. The Registrant may also enter into Futures Contracts which are based on financial indices, corporate securities, non-U.S. Governmental bonds and Eurodollar deposits.

         At the same time a Futures Contract is purchased or sold, the Registrant must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies, but may be as low as 5% or less of a contract's face value. Daily thereafter the Futures Contract is valued and the payment of "variation margin" may be required, since each day the Registrant would provide or receive cash that reflects any decline or increase in the contract's value.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

         A Futures Contract based on an index of securities provides for a payment, in cash, equal to the amount, if any, by which the value of the index at maturity is above or below the value of the index at the time the contract was entered into, times a fixed index "multiplier." The index underlying such a Futures Contract is generally a broad based index of securities designed to reflect movements in the relevant market as a whole. The index assigns weighted values to the securities included in the index, and its composition is changed periodically. Futures Contracts on Eurodollar deposits also require the making and acceptance of a cash payment, based on the change in value of the underlying instrument.

         Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, foreign currencies or, in the case of Futures Contracts based on an index, the making or acceptance of a cash settlement at a specified future time, in most cases the contractual obligation if fulfilled before the date of the contract by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month, subject to the availability of a liquid secondary market. Such a transaction cancels the obligation incurred by the Futures Contract. The Trust will incur brokerage fees when if purchases and sells Futures Contracts.

         The purpose of the purchase or sale of a Futures Contract, in the case of a portfolio such as that of the Registrant, which holds or intends to acquire long- term fixed income securities, is to attempt to protect the Registrant from fluctuations in interest or foreign exchange rates without actually buying or selling long-term fixed income securities or foreign currency. For example, if the Registrant owns long-term bonds, and interest rates were expected to increase, the Registrant might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Registrant. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Registrant would increase at approximately the same rate, thereby keeping the net asset value of the Registrant from declining as much as it otherwise would have. The Registrant could accomplish similar results by selling bonds with long maturities and investing bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures as an investment technique allows the Registrant to maintain a defensive position without having to sell its portfolio securities.

         Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to attempt to hedge against anticipated purchases of long- term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long-term bonds, the Registrant could take advantage of the anticipated rise in the value of long- term bonds, without actually buying them until the market has stabilized. At that time, the Futures Contracts could be liquidated and the Registrant could then buy long-term bonds on the cash market. To the extent the Registrant enters into Futures Contracts for this purpose, the assets in the segregated asset account maintained to cover the Registrant's obligations with respect to such Futures Contracts will consist of cash, cash equivalents or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such Futures Contract and the aggregate value of the initial and variation margin payments made by the Registrant with respect to such Futures Contracts.

         The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction. A Futures Contract entered into by the Registrant may be closed out only where there exists a secondary market for such contract.

         In addition, Futures Contracts entail risks. Although the Registrant believes that the use of such contracts will benefit the Registrant, if the Investment Adviser's investment judgment about the direction of interest rates is incorrect, the Registrant's overall performance would be poorer than if it had not entered into any such contract. For example, if the Registrant had hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Registrant will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures position. In addition, in such situations, if the Registrant had insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Trust may have to sell securities at a time when it may be disadvantageous to do so.

         Options on Futures Contracts. The Trust intends to purchase and write Options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Registrant is not fully invested it may purchase a call option on a Futures Contract to hedge a market advance due to declining interest rates.

         The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Registrant will retain the full amount of the option premium which provides, a partial hedge against any decline that may have occurred in the Registrant's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Registrant intends to purchase. If a put or call option the Registrant has written is exercised, the Registrant will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures position, the Registrant's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities. The writer of an option on a Futures Contract is subject to the risks of commodity futures trading, including the requirement of initial and variation margin payments, and both parties are subject to the additional risk that movements in price of the option may not correlate with movements in the price of the underlying security, currency, index or Futures Contracts.

         The Trust may cover the  writing of call  options on Futures  Contracts
(a) through purchases of the underlying Futures Contract, (b) through ownership of the instrument, or instruments included in the index, underlying the Futures Contract, or (c) through the holding of a call on the same Futures Contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or
(ii) is greater than the exercise price of the call written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. The Trust may cover the writing of put options on Futures contracts (a) through sales of the underlying Futures Contract, (b) through segregation of cash or cash equivalents in an amount equal to the value of the security or index underlying the Futures Contracts, or (c) through the holding of a put on the same Futures Contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. Put and call options on Futures Contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which they are traded and applicable laws and regulations.

         The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Registrant may purchase a put option on a Futures Contract to hedge the Registrant's portfolio against the risk of rising interest rates.

         The amount of risk the Registrant assumes when it purchases an option on a Futures Contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased.

         The Trust's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Therefore no assurance can be given that the Registrant will be able to utilize these instruments effectively for the purposes set forth above.

         Forward Contracts on Foreign Currency. The Trust may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Trust will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Registrant may be required to forego the benefits of advantageous changes in exchange rates. The Registrant may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Registrant may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Registrant will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Registrant may sustain losses which will reduce its gross income.

         The Trust has established procedures consistent with the General Statement of Policy of the SEC concurring such commitments. Since that policy currently recommends that an amount of the Registrant's assets equal to the amount of the commitment be held aside or segregated to be used to pay for the commitment, the Registrant will always have cash or cash equivalents available sufficient to cover any commitments under these contracts to purchase or sell foreign currencies or to limit any potential risk. The segregated account will be marked to market on a daily basis. While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Registrant than if it had not engaged in such transactions.

         Options on Foreign Currencies. The Trust may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Forward Contracts will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of such securities, the Registrant may purchase put options on the foreign currency. If the value of the currency does decline, the Registrant will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Registrant may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Registrant deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Registrant could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The Trust may write options on foreign currencies for the same types of hedging purposes. For example, where the Registrant anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Registrant could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Registrant to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Registrant would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Registrant also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

         All call options written on foreign currencies will be covered. A call option written on foreign currency by the Registrant is "covered" if the Registrant owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the trust has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. A put option written on foreign currency by the Registrant is covered if the Registrant has a put on the same foreign currency and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if the difference is maintained by the Registrant in cash or cash equivalents in a segregated account with its custodian. Put and call options on foreign currencies may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations.

         Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by the Registrant in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or, with the exception of certain foreign currency options, by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchanges, subject to SEC regulation. Similarly, options on securities and on stock indices may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Registrant to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the- counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for the purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC, or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

         In addition, options on securities, Futures Contracts, Options on Futures Contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) the availability of data on which to make trading decisions, (iii) delays in the Registrant's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) less trading volume.

         In order to assure that the Registrant will not be deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Registrant enter into transactions in Futures Contracts and Options on Futures Contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non- hedging positions does not exceed 5% of the liquidation value of the Registrant's assets. In addition, the Registrant must comply with the requirements of various state securities laws in connection with such transactions.

         Future Developments. The Trust proposes to take advantage of opportunities in the area of options, Futures Contracts, Options on Futures Contracts and Forward Contracts which are not presently contemplated for use by the Registrant or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Registrant's investment objective and legally permissible for the Registrant. Such opportunities, if they arise, may involve risks which exceed those in the options and futures activities described above.


                                     RISK FACTORS

         The Trust is designed primarily as a long-term investment and not as a trading vehicle. The value of shares of the Registrant will vary as the aggregate value of the Registrant's portfolio securities increases or decreases. The net asset value of the Registrant may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income portfolio securities invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of fixed income portfolio securities invested at lower yields can be expected to decline. Moreover the value of the lower- rated fixed income securities that the Registrant purchases will fluctuate more than the value of higher- rated fixed income securities. These lower-rated fixed income securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. If the Investment Adviser's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Registrant's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.

         The Registrant may invest in fixed income securities rated Baa by Moody's or BBB by S&P or Fitch and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

         The Registrant may also invest in corporate fixed income securities rated Ba or lower by Moody's or BB or lower by S&P or Fitch and comparable unrated securities (commonly known as "junk bonds"). No minimum rating standard is required by the Registrant. These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price (especially during periods of economic uncertainty or change) than securities in the higher rating categories and because yields vary over time, no specific level of income can ever be assured.

         During certain periods, the higher yields on the Registrant's lower rated high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Registrant may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Registrant's yield despite the actual loss of principal.

         These lower rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth), short-term corporate and industry developments and the market's perception of their credit quality (especially during times of adverse publicity) to a greater extent than higher rated securities which react primarily to fluctuations in the general level of interest rates although they are also affected by changes in interest rates. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers.

         The prices for these securities may be affected by legislative and regulatory developments. The market for these lower rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower rated securities may be affected by the market's perception of their credit quality. Therefore, the Investment Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower rated securities to respond to changes in the market. While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not the Registrant's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. To the extent the Registrant invests in these lower rated securities, the achievement of its investment objectives may be more dependent on the Investment Adviser's own credit analysis than in the case of a fund investing in higher quality fixed income securities. These lower rated securities may also include zero coupon bonds, deferred interest bonds and PIK bonds which are described above.

         While Futures Contracts and Options on Futures Contracts will be used solely for hedging purposes and Options and Forward Contracts will be used in part for hedging purposes, the trading of such instruments involve certain risks, including risk of loss arising from adverse price or rate movements, margin requirements, market illiquidity and the potential default of a broker, counterparty or clearinghouse.

         The Registrant may be required to receive delivery of the foreign currencies underlying options on foreign currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Registrant is exercised or the Registrant is unable to close out a Forward Contract it has entered into. The Registrant may also elect to accept delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Registrant to do so. In such instances as well, the Registrant may promptly convert the foreign currencies to dollars at the then current exchange rate, or may hold such currencies for an indefinite period of time.

         While the holding of currencies may permit the Registrant to take advantage of favorable movements in the applicable exchange rate, it also exposes the Registrant to risk of loss if such rates move in a direction adverse to the Registrant's position. Such losses could reduce any profits or increase any losses sustained by the Registrant from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Registrant's profit or loss on currency options or Forward Contracts, as well as its hedging strategies. Where the Registrant enters into Forward Contacts as a "cross hedge" (i.e., the purchase or sale of a Forward Contract on one currency to hedge against the risk of loss arising from changes in value of a second currency), the Registrant incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

         The portion of the Registrant's portfolio directed toward capital appreciation will be aggressively managed with a higher risk of loss than that of more conservatively managed portfolios. Many of the securities offering the capital appreciation sought by the Registrant will involve a high degree of risk. The Trust will seek to reduce risk by investing its assets in a number of securities markets (e.g., U.S. Government, corporate fixed income, equity and foreign) and issuers, performing credit analyses of potential investments and monitoring current developments and trends in both the economy and financial markets.

         Some of the Registrant's assets may be invested in securities whose issuers have operating losses, substantial capital needs, negative net worths, are insolvent or are involved in bankruptcy or reorganization proceedings. It is difficult to value financially distressed issuers and to estimate prospects for their financial recovery. The issuers may be unable to meet debt service requirements and the investments may take considerable time to appreciate in value. Some of the securities acquired by the Registrant may not be current on payment of interest or dividends. In the event that issuers of securities owned by the Registrant become involved in bankruptcy or other insolvency proceedings, additional risks will be present. Bankruptcy or other insolvency proceedings are highly complex, can be very costly and may result in unpredictable outcomes. The bankruptcy court has extensive powers and under certain circumstances may alter contractual obligations of the bankrupt company.

         Since there may be no public market or only inactive trading markets for some of the securities in which the Registrant invests, the Registrant may be required to retain such investments for indefinite periods or to sell them at substantial losses. Such securities may involve greater risks, often related to creditworthiness, solvency, relative liquidity of the secondary market, potential market losses, vulnerability to rising interest rates and economic downturns and market price volatility based upon interest rate sensitivity, all of which may adversely affect the Registrant's net asset value. This may be particularly true of lower rated or unrated securities in which the Registrant may invest. See the sub- section "Corporate Fixed Income Securities" of the section "Investment Objective and Policies" above.

         To the extent the Registrant holds zero coupon or deferred interest bonds or option notes in its portfolio or bonds paying interest in the form of additional debt obligations, the Registrant would recognize income currently even though the Registrant received no cash payments of interest and would raise cash to satisfy its obligation to distribute such income to shareholders from sales of portfolio securities. See Item 10.4 for a discussion of the tax treatment regarding these investments.

         Although change in the value of the Registrant's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Registrant, such changes will not affect the income received by the Registrant from such securities. The portion of distributions paid by the Registrant that are comprised of income will increase or decrease in relation to the income received by the Registrant from its investments, which will in any case be reduced by the Registrant's expenses before being distributed to the Registrant's shareholders. To the extent that the Registrant uses options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies, such techniques may result in the loss of principal under certain market conditions. See "Options and Futures" above.

         The Registrant may invest in foreign securities. Investing in securities of foreign issuers generally involves risks not ordinarily associated with investing in securities of domestic issuers. These include changes in currency rates, exchange control regulations, governmental administration or economic or monetary policy (in the United States or abroad) or circumstances in dealings between nations. Costs may be incurred in connection with conversions between various currencies. Special considerations may also include more limited information about foreign issuers, higher brokerage costs, different accounting standards and thinner trading markets. Foreign securities markets may also be less liquid, more volatile and less subject to government supervision than in the United States. Investments in foreign countries could be affected by other factors including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. As a result of its investment in foreign securities, the Registrant may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in the foreign currencies in which the securities are denominated. Under certain circumstances, such as where the Investment Adviser believes that the applicable exchange rate is unfavorable at the time the currencies are received or the Investment Adviser anticipates, for any reason that the exchange rate will improve, the Registrant may hold such currencies for an indefinite period of time. The Registrant may also hold foreign currency in anticipation of purchasing foreign securities. While the holding of currencies will permit the Registrant to take advantage of favorable movements in the applicable exchange rate, such strategy also exposes the Registrant to risk of loss if exchange rates move in a direction adverse to the Registrant's position. Such losses could reduce any profits or increase any losses sustained by the Registrant from the sale or redemption of securities and could reduce the dollar value of interest or dividend payments received.

         The Trust has registered as a "non-diversified" investment company. As a result, the Registrant may invest up to 25% of its assets in the securities of any one issuer, subject only to the requirements of the Internal Revenue Code of 1986, as amended. U.S. Government Securities are not subject to any such investment limitations. Since the Registrant may invest a relatively high percentage of its assets in the securities of a limited number of issues, the Registrant may be more susceptible to any single economic, political or regulatory occurrence and to the financial conditions of the issuers in which it invests.

         The Trust is a closed-end investment company. Shares of a closed-end investment company frequently trade at a discount to net asset value. Also, since the Registrant is a closed-end investment company, the shareholders do not have the right to cause the Registrant to repurchase their shares at net asset value.

         An investment in shares of the Registrant should not constitute a complete investment program and may not be appropriate for all investors.


                            INVESTMENT RESTRICTIONS

         The Registrant has adopted the following restrictions which cannot be changed without the approval of the holders of a majority of the shares (which means the lesser of (i) more than 50% of the outstanding shares of the Registrant or (ii) 67% or more of the outstanding shares of the Registrant present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy).

         Except with respect to borrowings, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the portfolio. The Trust may not:

         (1) borrow money, except (i) as a temporary measure for extraordinary or emergency purposes, (ii) for a tender offer or otherwise to repurchase its shares or (iii) in connection with making short sales or maintaining a short position, and in no event shall the Registrant borrow in excess of 1/3 of its assets;

         (2) purchase any security or evidence of interest therein on margin, except that the Registrant may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Registrant may make deposits on margin in connection with options, Futures
Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies;

         (3) underwrite securities issued by other persons except insofar as the Registrant may technically be deemed an underwriter under the Securities Act of 1933 in selling a portfolio security;

         (4) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended or, in the case of unlisted securities, where no market makers exist or where market makers will not accept offers), unless the Board of Trustees has determined that such securities are liquid based upon trading markets for the specific security, if more than 20% of the Registrant's assets (taken at market value) would be invested in such securities;

         (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or other interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except currencies, currency options, Forward Contracts,

Futures Contracts and Options on Futures Contracts) in the ordinary course of the business of the Registrant (the Registrant reserves the freedom of action to hold and to sell real estate acquired (such as through liquidation) as a result of the ownership of securities);

         (6) issue any  senior  security  (as that term is  defined  in the 1940
Act), except as permitted under clause (1) above (for the purchase of this restriction, collateral arrangements with respect to options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security);

         (7) make loans to other persons except through the lending of its portfolio securities not in excess of 30% of its total assets (taken at market value) and except through the use of repurchase agreements, the purchase of commercial paper or the purchase of all or a portion of an issue of debt securities in accordance with its investment objective, policies and restrictions; or

         (8) invest more than 25% of the value of its total assets in any industry.

         The Registrant may not, with respect to 50% of the Registrant's assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Registrant. This investment restriction is not fundamental and may be changed without shareholder approval.

                DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY
                  U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES

Federal Farm Credit System Notes and Bonds

     are bonds issued by a cooperatively  owned nationwide  system of banks
     and  associations   supervised  by  the  Farm  Credit  Administration,   an
     independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

Maritime Administration Bonds

     are bonds issued by the Department of Transportation of the U.S. Government and are guaranteed by the United States.

FHA Debentures

     are debentures issued by the Federal Housing Administration of the U.S. Government and are guaranteed by the United States.

GNMA Certificates

     are mortgage backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veteran's Administration.

FHLMC Bonds

     are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

FNMA Bonds

     are bonds issued and guaranteed by the Federal National Mortgage Association and are not guaranteed by the U.S. Government.

Federal Home Loan Bank Notes and Bonds

     are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

     Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Registrant intends to invest, the Registrant may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                          DESCRIPTION OF BOND RATINGS*
                        MOODY'S INVESTORS SERVICE, INC.

         Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa: Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
----------------------------

*The ratings indicated herein are believed to be the most recent ratings available at the date of this Amendment for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which will be given to these securities on the date of the Registrant's fiscal year end.

     Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Unrated: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue. Should no rating be assigned, the reason may be one of the following:

         1.  An application for rating was not received or accepted.

         2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy.

         3. There is a lack of essential data pertaining to the issue or issuer.

         4. The issue was privately placed, in which case the rating is not published in Moody's publications.

         Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonably up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

         Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.


                            STANDARD AND POOR'S RATINGS GROUP*

     AAA: Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

     AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.


     A: Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

-------------------------------
*Rates all governmental bodies having $1,000,000 or more debt outstanding, unless adequate information is not available.

         BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

         BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

         B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

         CCC: Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

     CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

         C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

     CI: The rating CI is reserved for income bonds on which no interest is being paid.

         D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

         Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         NR: Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

                            FITCH INVESTORS SERVICES, INC.

         AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

         A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

         B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

         CCC:  Bonds  have  certain  identifiable   characteristics  which,  if
not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

         CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

         C:  Bonds are in imminent default in payment of interest or principal.

         Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

         NR:  Indicates that Fitch does not rate the specific issue.

         Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

         Suspended: A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

         Withdrawn: A rating will be withdrawn when an issue matures or is called or refinanced, and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

         FitchAlert: Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short- term, and should be resolved within 12 months.

         8.5. Share Price Data:  Not applicable.

Item 9. Management:

         9.1.a. General - Board of Trustees: Management of the Registrant's business and affairs is the responsibility of the Board of Trustees of the Registrant.

         9.1.b. General - Investment Adviser: MFS is the Registrant's Investment Adviser. MFS and its predecessor organizations have a history of money management dating from 1924, thus making MFS America's oldest mutual fund organization. MFS is a wholly owned subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)") which in turn is a wholly owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life"). Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895. The executive officers of MFS report to the Chairman of Sun Life. The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.


         MFS also serves as investment adviser to each of the funds in the MFS Family of Funds (the "MFS Funds"), which includes 24 funds, MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust, MFS Institutional Trust, MFS Variable Insurance Trust, MFS Union Standard Trust, MFS/Sun Life Series Trust, Sun Growth Variable Annuity Fund, Inc. and seven variable accounts, each of which is a registered investment company established by Sun Life of Canada (U.S.) in connection with the sale of various fixed/variable annuity contracts. MFS and its wholly owned subsidiary, MFS Asset Management Inc., provide investment advice to substantial private clients. Net assets under the management of the MFS organization were approximately $43.2 billion on behalf of approximately 1.8 million investors as of January 31,

1996. As of such date, the MFS organization managed approximately $20.6 billion of assets in fixed income securities, $7.1 billion in U.S. Government securities and approximately $3.8 billion in fixed income securities of foreign issuers and non-U.S. dollar denominated fixed income securities of U.S. issuers.

         MFS has established a strategic alliance with Foreign & Colonial Management Ltd. ("Foreign & Colonial"). Foreign & Colonial is a subsidiary of two of the world's oldest financial services institutions, the London-based Foreign & Colonial Investment Trust PLC, which pioneered the idea of investment management in 1868, and HYPO-BANK (Bayerische Hypotheken-und Weschel-Bank AG), the oldest publicly listed bank in Germany, founded in 1835. As part of this alliance, the portfolio managers and investment analysts of MFS and Foreign & Colonial will share their views on a variety of investment related issues, such as the economy, securities markets, portfolio securities and their issuers, investment recommendations, strategies and techniques, risk analysis, trading strategies and other portfolio management matters. MFS will have access to the extensive international equity investment expertise of Foreign & Colonial and Foreign & Colonial will have access to the extensive U.S. equity investment expertise of MFS. One or more MFS investment analysts are expected to work for an expected to work for an extended period with Foreign & Colonial's portfolio managers and investment analysts at their offices in London. In return, one or more Foreign & Colonial employees are expected to work in a similar manner at MFS' Boston offices.

         In certain instances there may be securities which are suitable for the Registrant's portfolio as well as for portfolios of other clients of MFS or clients of Foreign & Colonial. Some simultaneous transactions are inevitable when several clients receive investment advice from MFS and Foreign & Colonial, particularly when the same security is suitable for more than one client. While in some cases this arrangement could have a detrimental effect on the price or availability of the security as far as the Registrant is concerned, in other cases, it may produce increased investment opportunities for the Registrant.


                             INVESTMENT ADVISORY AGREEMENT

         General. The Investment Advisory Agreement between MFS and the Registrant (the "Advisory Agreement') provides that, subject to the direction of the Board of Trustees of the Registrant MFS is responsible for the actual management of the Registrant's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Trustees. The Investment Adviser also provides certain administrative services and general office facilities.

         The Investment Adviser pays the compensation of the Registrant's officers and of the Trustees who are affiliated with the Investment Adviser. The Investment Adviser also furnishes at its own expense all necessary administrative services, including office space, equipment, clerical personnel, investment advisory facilities and all executive and supervisory personnel necessary for managing the Registrant's investments, effecting the Registrant's portfolio transactions and, in general, administering its affairs.

         The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Registrant, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Advisory Agreement.

         Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Registrant will pay MFS an annual fee computed and paid monthly in an amount equal to the sum of 0.68% of the average daily net assets of the Registrant and 3.40% of the daily gross income (i.e., income other than gains from the sale of securities, gains from options and futures transactions, premium income from options written and gains from foreign exchange transactions) of the Registrant for the Registrant's then-current fiscal year. This advisory fee is greater than that paid by most other funds.

         Payment of Expenses. The Trust pays the compensation of the Trustees who are not affiliated with MFS and all the Registrant's expenses (other than those assumed by MFS), including governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Registrant, fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Registrant, expenses of repurchasing shares, expenses of preparing, printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums, fees and expenses of the trust's custodian for all services to the Registrant, including safekeeping of funds and securities and maintaining required books and accounts, listing fees; expenses of calculating the net asset value of the Registrant's shares, expenses of shareholder meetings, expenses in connection with the Dividend Reinvestment and Cash Purchase Plan and SEC registration fees.

         Use of Name. The Advisory Agreement provides that if MFS ceases to serve as the Investment Adviser to the Registrant, the Registrant will change its name so as to delete the initials "MFS" and that MFS may render services to others and may permit fund clients in addition to the Registrant to use the initials "MFS" in their names.

         The Advisory Agreement will remain in effect until August 1, 1996, and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Registrant's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by vote of a majority of the Registrant's outstanding voting securities or by either party on not more than 60 days' nor less than 30 days' written notice.

         9.1.c. General - Portfolio Management: Robert J. Manning, a Vice President of the Registrant and a Senior Vice President of MFS, became a portfolio manager at MFS in 1984. He became a portfolio manager of the Registrant in 1989. John F. Brennan, Jr., a Senior Vice

President of MFS, became a portfolio manager at MFS in 1985. He became a portfolio manager of the Registrant in 1989.

         9.1.d. General - Administrators: Inapplicable.

         9.1.e. Custodians: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Registrant. MFS Service Center, Inc., 500 Boylston Street, Boston, Massachusetts 02116 is the shareholder servicing agent.

         9.1.f. General - Expenses: See Item 9.1.b.

         9.1.g. General - Affiliated Brokerage: Inapplicable.

         9.2. Non-resident Managers: While the Registrant is a Massachusetts business trust, Sir J. David Gibbons, a Trustee of the Registrant, is not a resident of the United States, and substantially all of his assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process upon him within the United States, to enforce in United States courts, or to realize outside the United States, judgments of courts in the United States predicated upon civil liabilities, if any, of his under the Federal securities laws of the United States. The Registrant has been advised that there is substantial doubt as to the enforceability in Bermuda, where he resides, of such civil remedies as are afforded by the Federal securities laws of the United States.

         9.3.  Control Persons:  Inapplicable.

Item 10.  Capital Stock, Long-Term Debt, and Other Securities:

         10.1.  Capital Stock:

         a. and f. Description of Shares. The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest, without par value. Shareholders are entitled to one vote for each share held and to vote in the election of Trustees and on other matters submitted to meetings of shareholders. No material amendment may be made to the Declaration of Trust without the affirmative vote of a majority of its shares. Under certain circumstances, shareholders have the right to communicate with other shareholders and to remove Trustees. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non- assessable, except as set forth below under "Certain Provisions of the Declaration of Trust".

         The Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Registrant. Each share represents an equal proportionate interest in the Registrant with each other share. The Trust has no present intention of offering additional shares, except that additional shares may be issued under the Plan. Other offerings of its shares, if made, will require approval of the Registrant's Board of Trustees. Any additional offering will be subject to the requirements of the 1940 Act that shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Registrant's outstanding voting securities.

         The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Trustees recommend such transaction, the approval by the vote of the holders of a majority of its outstanding shares will be sufficient. The Trust may also be terminated upon liquidation and distribution of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares. If not so terminated, the Registrant will continue indefinitely. Upon liquidation of the Registrant, the Registrant's shareholders are entitled to share pro rata in the Registrant's net assets available for distribution to its shareholders.

         Certain Provisions of the Declaration of Trust. The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Registrant and provides for indemnification and reimbursement of expenses out of the Registrant's property for any shareholder held personally liable for the obligations of the Registrant. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance exists and the Registrant itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Registrant are not binding upon the Trustees individually but only upon the property of the Registrant and that the Trustees will not be liable for actions or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Anti-Takeover Provisions. The Trust presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Registrant, to cause it to engage in certain transactions or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66 2/3% of the shares of the Registrant (a greater vote than that required by the 1940 Act and, in some cases, greater than the required vote applicable to business corporations under state law) is required to authorize the conversion of the Registrant from a closed-end to an open-end investment company or generally to authorize any of the following transactions:

         (i) merger or consolidation of the Registrant with or into any other corporation;

         (ii) issuance of any securities of the Registrant to any person or entity for cash;

         (iii) sale, lease or exchange of all or any substantial part of the assets of the Registrant to any entity or person (except assets having an aggregate fair market value of less than $1,000,000 or assets sold in the ordinary course of business); or

         (iv) sale, lease or exchange to the Registrant, in exchange for securities of the Registrant, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000).

if such corporation, person or entity is directly through affiliates, the beneficial owner of 5% or more of the outstanding shares of the Registrant. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Registrant, on file with the SEC, for the full text of these provisions.

         The foregoing provisions will make more difficult a change in the Registrant's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Registrant in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interest and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Registrant to negotiate with its management regarding the price to be paid and facilitating the continuity of the Registrant's management.

         Market or Private Repurchases. Since the Registrant is a closed-end management investment company, its shareholders do not, and will not, have the right to redeem their shares of the Registrant. The Trust, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Registrant's shares are trading at a discount of 3% or more from the net asset value of the shares. Shares repurchased by the Registrant will be held in treasury. The Trust may incur debt to finance share repurchase transactions. Within six months preceding any such repurchase, the Registrant will notify shareholders by letter or report. See the section "Investment Restrictions" of
Item 8.2, 8.3 and 8.4.

         The shares of the Registrant trade in the open market at a price which is a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net asset values. When the Registrant repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected, either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Registrant's net income.

         b.  Inapplicable.

         c.  Inapplicable.

         d.  Inapplicable.

         e. Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan. The Registrant intends to distribute monthly to shareholders substantially all of its net investment income (non- capital gain income less expense). Net short-term capital gains, if any, from the sale of securities or other assets are expected to be distributed monthly. Undistributed net short-term capital gains and net long- term capital gains, if any, will be distributed at least annually. See Item 10.4. If, for any monthly distribution, net investment income and net realized short-term capital gains are less than the amount of the distribution, the difference will be distributed from other Trust assets. The Trust's final distribution for each calendar year will include any remaining net investment income and net realized short- term capital gains deemed, for federal income tax purposes, undistributed during the year, as well as any net long-realized capital gains, the excess, distributed from other Trust assets, will generally be treated as a tax-free return of capital (up to the amount of the shareholder's tax basis in his shares) which would be, in effect, a return of the shareholder's investment. Such excess, however, will be treated as ordinary dividend income up to the amount of the Registrant's current and accumulated earnings and profits. The amount treated as a tax-free return of capital will reduce a shareholder's adjusted basis in his shares, thereby increasing his potential gain or reducing his potential loss on the sale of his shares. Such distribution policy may, under certain circumstances, have certain adverse consequences to the Registrant and its shareholders. Shareholders will be sent annual notices reporting the tax status of such distributions. The notices will indicate whether any portion of such distributions represent a return of capital. See Item 10.4.

         Shareholders holding shares in their own names may elect to have all income dividend and/or other distributions automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent, pursuant to the Registrant's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below. After this offering, shareholders of record will be mailed supplemental information regarding the Plan, including a form by which they may elect to participate in the Plan. Shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as dividend paying agent.
Shareholders whose shares are held in the name of a broker or nominee, if a dividend reinvestment service is provided by the broker or nominee, may elect to have dividends and/or distributions automatically reinvested by the broker under the Plan. Shareholders whose shares are held by a broker or nominee which does not provide a dividend reinvestment service will be required to have their shares registered in their own names to participate in the Plan.

         Under the Plan, if the Trustees of the Registrant declare a dividend from net investment income or other distribution, the non participants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent of such dividend and/or distribution in shares of the Registrant. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value on that date, participants will be issued shares of the Registrant at the higher of net asset value or 95% of the market price. This discount reflects savings in underwriting and other costs which the Registrant would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Trust shares at such time or if the Registrant should declare a dividend or other distribution payable only in cash, State Street will, if possible, as agent for the participants, buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, before State Street has completed its purchases, the market price exceeds the net asset value of the Registrant's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Registrant's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Registrant.

         Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.

         Participants in the Plan have the option of making additional cash payments to State Street, semi-annually, for investment in the Registrant's shares. Such payments may be made in any amount from $100 to $500. State Street will use all funds received from participants to purchase Trust shares in the open market semi-annually. Interest will not be paid on any uninvested cash payments.

         State Street maintains all shareholders' accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non- certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Registrant has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.

         The Trust will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.

         There is no charge to participants for reinvesting dividends and/or distributions, except for certain brokerage commissions, as described below. State Street's fees will be paid by the Registrant for the handling of the reinvestment of dividends and/or distributions and by the participants for the handling of voluntary cash payments. State Street will charge a service fee of

$0.75 for each cash purchase. There will be no brokerage charges with respect to shares issued directly by the Registrant as a result of dividends and/or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends and/or distributions as well as from voluntary cash payments. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and prorating the lower commission thus attainable.

         The automatic reinvestment of dividends and/or distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends and/or distributions.

         Experience under the Plan may indicate that changes are desirable. Accordingly, the Registrant reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend and/or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend and/or distribution. The Plan also may be amended or terminated by State Street on at least 90 days' written notice to participants in the Plan. All correspondence concerning the Plan should be directed to State Street Bank and Trust Company at P.O. Box 366, Boston, Massachusetts 02101.

         10.2.  Long-term debt:  Inapplicable.

         10.3.  General:  Inapplicable.

         10.4. Taxes: The Trust has elected to be treated and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") by meeting all applicable Code requirements, including requirements as to the nature of the Registrant's gross income, the amount of Registrant distributions, and the composition and holding period of the Registrant's portfolio assets. Because the Registrant intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Registrant will be required to pay any federal income or excise taxes.

         Distributions of net investment income and the excess of net short-term capital gain over net long-term capital loss will be treated as ordinary income in the hands of shareholders. It is expected that a portion of such distributions will be eligible for the dividends-received deduction for corporate shareholders if the recipient otherwise qualifies for that deduction with respect to its holding of Registrant shares. Deducted amounts may be subject to the alternative minimum tax and may result in adjustments in the tax basis of a shareholder's shares. Distributions of the excess of net long-term capital gain over net short-term capital loss are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Registrant have been held by such shareholder. Such distributions are not eligible for the dividends-received deduction. Monthly distributions by the Registrant of net short-term capital gains may, to the extent capital losses are subsequently realized, be treated as a return of capital. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Distributions declared by the Registrant in October, November and December to shareholders of record in such a month and paid the following January will be reportable by shareholders as if received on December 31.

         Distributions will be taxable as described above, whether received in cash or in shares under the Dividend Reinvestment and Cash Purchase Plan (the "Plan"). With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Registrant pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distribution may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Registrant, the shareholder's tax basis in each share received is its fair market value on the payment date.

         In general, any gain or loss realized upon a taxable disposition of shares of the Registrant by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares within (or deemed to be within) six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated by shareholders as long-term capital gains during such six-month period. All or a portion of any loss realized upon a taxable disposition of Trust shares may be disallowed if other Trust shares are purchased (whether under the Plan or otherwise) within 30 days before or after such disposition.

         The Trust's investment in zero coupon bonds, deferred interest bonds, option notes and PIK bonds are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders by causing the Registrant to recognize income prior to the receipt of cash payments. For example, with respect to zero coupon bonds, option notes and deferred interest bonds, the Registrant will be required to accrue as income each year a portion of the discount (or deemed discount) at which the securities were issued and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid income and excise taxes. The Trust may also elect to accrue market discount on a current basis and be required to distribute any such accrued discount. In order to generate cash to satisfy these distribution requirements, the Registrant may have to dispose of portfolio securities which it would otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Registrant.

         The Trust's transactions in options, Futures Contracts, Options on Futures Contracts and Forward Contracts will be subject to special tax rules that could affect the amount, timing and character of distributions to shareholders. For example, certain positions held by the Registrant on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Registrant that substantially diminish its risk of loss with respect to other positions in its portfolio will constitute "straddles," which are subject to special tax rules that may cause deferral of Registrant losses, adjustments in the holding periods of Registrant securities and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that could alter the effects of these rules. In order to qualify as a regulated investment company, the Registrant must derive less than 30% of its annual gross income from the sale or other disposition of securities or other investments held less than three months and will limit its activities in options, Futures Contracts, Options on Futures Contracts and Forward Contracts to the extent necessary to comply with this requirement.

         Foreign exchange gains and losses realized by the Registrant generally will be treated as ordinary income and losses rather than capital gains and losses. In order to qualify as a regulated investment company, at least 90% of the Registrant's annual gross income must consist of dividends, interest and certain other types of qualifying income. Foreign exchange gains and certain other gains are qualifying income, unless such gains are deemed not directly related to the Registrant's principal business of investing in securities. In addition, foreign exchange gains relating to investments held less than three months are subject to the 30% limitation described above if such gains are deemed not directly related to the Registrant's principal business of investing in securities. Use of Forward Contracts for non-hedging purposes may generate gains deemed to be not directly related to the Registrant's principal business of investing in securities. The Trust will limit its activities involving foreign exchange gains to the extent necessary to comply with these requirements.

         Distributions by the Registrant generally result in a reduction in the fair market value of the Registrant's shares. Should a distribution reduce the fair market value below a shareholder's cost basis, such distribution nevertheless would be taxable to the shareholder as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, since the price of shares purchased shortly before a distribution includes the amount of the forthcoming distribution, investors purchasing shares at that time should be aware that the distribution may be taxable to them even though it represents a return of their investment.

         Monthly distributions by the Registrant of current year net short-term capital gains will, to the extent of the Registrant's net capital loss carryovers, be taxable to shareholders even though such distributions will represent an economic return of their investment.

         Investment in residual interests of a CMO that has elected to be treated as a real estate mortgage investment conduit, or "REMIC," can create complex tax problems, especially if the Registrant has state or local governments or other tax-exempt organizations as shareholders.

         Investment income received by the Registrant from foreign securities may be subject to foreign income taxes; the Registrant does not expect to be able to pass through to shareholders foreign tax credits with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Registrant to a reduced rate of tax or an exemption from tax on such income; the Registrant intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Registrant's effective rate of foreign tax in advance since the amount of the Registrant's assets to be invested within various countries is not known.

         Dividends and certain other payments to persons who are not citizens or residents of the United States ("Non-U.S. Persons") are generally subject to U.S. tax withholding at the rate of 30%. The Registrant intends to withhold 30% on any payments made to Non-U.S. Persons that are subject to withholding, regardless of whether a lower treaty rate may be permitted. Any amounts overwithheld may be recovered by filing a claim for refund with the U.S. Internal Revenue Service within the time period applicable to such claims. Distributions received from the Registrant by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdiction. The Registrant is also required in certain circumstances to withhold 31% of taxable dividends and redemption proceeds paid to any shareholder (including a shareholder who is a Non-U.S. Person) who does not furnish to the Registrant certain information and certifications or who is otherwise subject to backup withholding. However, backup withholding will not be applied to payments which have been subject to 30% withholding.

         Under present law, the Registrant will not be subject to any excise or income taxes in Massachusetts as long as it qualifies as a regulated investment company under the Code.

         Shareholders will normally have to pay state and/or local taxes on the dividends and net capital gain distributions that they receive from the Registrant. Distributions of the Registrant which are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities may be exempt from state and local taxes in certain states. The Trust intends to advise shareholders of the proportion of its dividends which consists of such interest. Residents of certain states may be subject to an intangibles tax or a personal property tax on all or a portion of the value of their shares. Shareholders should consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes as well as regarding the tax consequences of an investment in the Registrant.

         The Trust will send written notices to shareholders regarding the federal income tax status of all distributions made during each calendar year.

         10.5. Outstanding Securities: The following information is furnished as of January 31, 1996:

----------------------------- ----------------------------- ---------------------------- ----------------------------
(1)                           (2)                           (3)                          (4)
----------------------------- ----------------------------- ---------------------------- ----------------------------
                                                                                         Amount
                                                                                         Outstanding
                                                            Amount Held by               Exclusive
                              Amount                        Registrant or for            of Amount Shown
Title of Class                Authorized                    its Account                  Under (3)
----------------------------- ----------------------------- ---------------------------- ----------------------------
Shares of                     Unlimited                     256,600*                     6,072,540.129
Beneficial Interest,                                                                     shares
without par value
----------------------------- ----------------------------- ---------------------------- ----------------------------

*Treasury Shares

         10.6.  Securities Ratings: Inapplicable.

Item 11.  Defaults   and   Arrears   on   Senior   Securities: None.

Item 12.  Legal Proceedings:  None.

Item 13.  Table of Contents of Statement of Additional Information:  See below.

                                          PART B

           INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION


Item 14.  Cover Page:  Inapplicable.

Item 15.  Table of Contents:  See below.

Item 16.  General Information and History: Inapplicable.

Item 17.  Investment Objective and Policies:

         17.1, 17.2 and 17.3:  None that are not described in the Prospectus.

         17.4. For fiscal year 1995, the Registrant's portfolio turnover rate was 92%. For fiscal year 1994, the Registrant's portfolio turnover rate was 75%.

         A high turnover rate necessarily involves greater expenses to the Registrant and could involve realization of capital gains that would be taxable to the shareholders. The Trust will engage in portfolio trading if it believes that a transaction, net of costs (including custodian transaction charges), will help in achieving its investment objective.

Item 18. Management:

         18.1. Trustees, Officers and Advisory Board Members: The Trustees and officers of the Registrant and their principal occupations for at least the last five years are set forth below. (Their titles may have varied during that period.) Unless otherwise noted, the address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116. Trustees and officers who are "interested persons" of the Registrant, as defined in the Investment Company Act of 1940, are denoted by an asterisk (*). The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Cohan, Gibbons and Robb will continue in office until 1998, Messrs. Bailey and Sherratt will continue in office until 1996 and Messrs. Brodkin, Cohn, Scott, Shames, Smith and Ms. O'Neill will continue in office until 1997.

------------------------------------------ ----------------------------- -------------------------------------------------
Name and Address                           Position(s) Held with         Principal Occupation(s) During
                                           Registrant                    Past 5 years
------------------------------------------ ----------------------------- -------------------------------------------------
A. Keith Brodkin*                          Chairman, President and       Massachusetts Financial Services Company,
                                           Trustee                       Director, Chairman, Chief Executive Officer,
                                                                         Chief Operating Officer and Chief Investment
                                                                         Officer
------------------------------------------ ----------------------------- -------------------------------------------------
Richard B. Bailey*                         Trustee                       Private Investor;
                                                                         Massachusetts Financial Services Company, former
                                                                         Chairman (prior to September 30, 1991); Cambridge
                                                                         Bancorp, Director; Cambridge Trust Company,
                                                                         Director
------------------------------------------ ----------------------------- -------------------------------------------------
Marshall N. Cohan                          Trustee                       Private Investor
2524 Bedford Mews Drive
Wellington, Florida
------------------------------------------ ----------------------------- -------------------------------------------------
Lawrence H. Cohn, M.D.                     Trustee                       Brigham and Women's Hospital, Chief of Cardiac
75 Francis Street                                                        Surgery; Harvard Medical School, Professor of
Boston, Massachusetts                                                    Surgery
------------------------------------------ ----------------------------- -------------------------------------------------
The Hon. Sir J. David Gibbons, KBE         Trustee                       Edmund Gibbons Limited, Chief Executive Officer;
21 Reid Street                                                           The Bank of N.T. Butterfield & Son Limited,
Hamilton, Bermuda HM 12                                                  Chairman
------------------------------------------ ----------------------------- -------------------------------------------------
Abby M. O'Neill                            Trustee                       Private Investor; Rockefeller Financial Services,
30 Rockefeller Plaza, Room 5600                                          Inc. (investment advisers), Director
New York, New York
------------------------------------------ ----------------------------- -------------------------------------------------
Walter E. Robb, III                        Trustee                       Benchmark Advisors, Inc., (corporate financial
110 Broad Street                                                         consultants), President and Treasurer; Benchmark
Boston, Massachusetts                                                    Consulting Group, Inc. (office services),
                                                                         President; Landmark Funds (mutual funds), Trustee
------------------------------------------ ----------------------------- -------------------------------------------------
Arnold D. Scott*                           Trustee                       Massachusetts Financial Services Company,
                                                                         Director, Senior Executive Vice President and
                                                                         Secretary
------------------------------------------ -----------------------------

------------------------------------------ ----------------------------- -------------------------------------------------
Jeffrey L. Shames*                         Trustee and Vice President    Massachusetts Financial Services Company,
                                                                         President and Director
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
J. Dale Sherratt                           Trustee                       Insight Resources, Inc. (acquisition planning
One Liberty Square                                                       specialists), President
Boston, Massachusetts

------------------------------------------ ----------------------------- -------------------------------------------------

------------------------------------------ ----------------------------- -------------------------------------------------
Ward Smith                                 Trustee                       NACCO Industries (holding company), Chairman
5875 Landerbrook Drive,                                                  (prior to June 1994); Sundstrand Corporation
Mayfield Heights, Ohio                                                   (diversified mechanical manufacturer), Director;
                                                                         Society Corporation (bank holding company),
                                                                         Director (prior to April 1992); Society National
                                                                         Bank (commercial bank), Director (prior to April
                                                                         1992)
------------------------------------------ ----------------------------- -------------------------------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
Patricia Zlotin*                           Vice President                Massachusetts Financial Services Company,
                                                                         Executive Vice President
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
Robert J. Manning*                         Vice President                Massachusetts Financial Services Company, Senior
                                                                         Vice President
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
W. Thomas London*                          Treasurer                     Massachusetts Financial Services Company, Senior
                                                                         Vice President
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
Stephen E. Cavan*                          Secretary and Clerk           Massachusetts Financial Services Company, Senior
                                                                         Vice President, General Counsel and Assistant
                                                                         Secretary
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
James R. Bordewick, Jr.*                   Assistant Secretary           Massachusetts Financial Services Company, Vice
                                                                         President and Associate General Counsel
------------------------------------------ -----------------------------
------------------------------------------ ----------------------------- -------------------------------------------------
James O. Yost*                             Assistant Treasurer           Massachusetts Financial Services Company, Vice
                                                                         President
------------------------------------------ ----------------------------- -------------------------------------------------

         Each Trustee and officer holds comparable positions with certain MFS affiliates or with certain other funds of which MFS or a subsidiary of MFS is the investment adviser or distributor.

         18.2. Each Trustee is also a Trustee of MFS Government Limited Maturity Fund, MFS Series Trust I, MFS Series Trust II, MFS Series Trust VI, MFS Series Trust VIII, MFS Municipal Series Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust and MFS Charter Income Trust. Mr. Brodkin is the
Chairman, President and a Trustee of each of the funds in the MFS Family of Funds (the "MFS Funds"), MFS Multimarket Income Trust and MFS Municipal Income Trust, and holds similar positions with certain affiliates of MFS. Mr. Brodkin is also the Chairman, President and a Trustee of MFS Institutional Trust, MFS Variable Insurance Trust and MFS Union Standard Trust. Messrs. Bailey, Scott and Shames are Trustees of each of the MFS Funds and MFS Multimarket Income Trust and MFS Municipal Income Trust.

     18.3. Sir J. David Gibbons has not authorized an agent in the United States to receive notice.

         18.4.a. The following table lists all Trustees of the Registrant and each of the three highest paid executive officers or any affiliated person of the Registrant with aggregate compensation from the Registrant for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

------------------------------------ -------------------- -------------------- ------------------- --------------------------
                (1)                          (2)                  (3)                 (4)                     (5)
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Name of Person,                      Aggregate            Pension or           Estimated           Total
Position                             Compensation         Retirement           Annual Benefits     Compensation
(Estimated                           From Registrant      Benefits Accrued     Upon                From Registrant
Credited Years                       (1)                  As Part of           Retirement(2)       and Fund
of Service(2)(5))                                         Registrant                               Complex Paid to
                                                          Expenses(1)                              Directors(3)
------------------------------------ -------------------- -------------------- ------------------- --------------------------
A. Keith Brodkin, Chairman,                 None                 None                 None                   None
President and Trustee
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Richard B. Bailey, Trustee (8)             $10,500              $1,050                (4)                  $263,815
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Marshall N. Cohan, Trustee (8)             $11,500              $1,250                (4)                  $148,624
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Lawrence H. Cohn, M.D., Trustee            $10,500              $3,700                (4)                  $135,874
(22)
------------------------------------ -------------------- -------------------- ------------------- --------------------------
The Hon. Sir J. David Gibbons,             $10,500              $1,100                (4)                  $135,874
KBE, Trustee (8)
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Abby M. O'Neill, Trustee (9)               $10,000              $1,000                (4)                  $129,499
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Walter E. Robb, III, Trustee (8)           $11,500              $1,250                (4)                  $148,624
------------------------------------ -------------------- -------------------- ------------------- --------------------------
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Arnold D. Scott, Trustee                    None                 None                 None                   None
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Jeffrey L. Shames, Trustee and              None                 None                 None                   None
Vice President
------------------------------------ -------------------- -------------------- ------------------- --------------------------
J. Dale Sherratt, Trustee (24)             $11,500              $3,900                (4)                  $148,624
------------------------------------ -------------------- -------------------- ------------------- --------------------------
Ward Smith, Trustee (12)                   $11,500              $1,250                (4)                  $148,624
------------------------------------ -------------------- -------------------- ------------------- --------------------------


         (1) For fiscal year ended October 31, 1995
         (2) Based on normal retirement age of 75
         (3) For calendar year 1995. All Trustees receiving compensation served as Trustees of 36 funds within the MFS fund complex (having aggregate net assets at December 31, 1995, of approximately $12 billion) except Mr. Bailey, who served as Trustee of 73 funds within the MFS fund complex (having aggregate net assets at December 31, 1995, of approximately $32 billion).

         (4) See table set forth below under Item 18.4.b.
         (5) Estimated credited years of service include the total years of service plus the expected years until retirement.

         The Registrant pays each Trustee, other than Messrs. Brodkin, Scott and Shames, a fee of $5,000 per year plus $500 per meeting and $500 per committee meeting attended. For attendance at meetings, the Trustees of the Registrant as a group received $87,500 from the Registrant for the fiscal year ended October 31, 1995.

         18.4.(b). The Registrant has adopted a retirement plan for non-interested Trustees. Under this plan, a Trustee will retire upon reaching age 75 and if the Trustee has completed at least 5 years of service, he would be entitled to annual payments during his lifetime of up to 50% of such Trustee's average annual compensation (based on the three years prior to his retirement) depending on his length of service. A Trustee may also retire prior to age 75 and receive reduced payments if he has completed at least 5 years of service. Under the plan, a Trustee (or his beneficiaries) will also receive benefits for a period of time in the event the Trustee is disabled or dies. These benefits will also be based on the Trustee's average annual compensation and length of service. There is no retirement plan provided by the Registrant for the interested Trustees. However, Mr. Bailey, who retired as Chairman of MFS as of September 30, 1991, will eventually become eligible for retirement benefits. The Registrant will accrue compensation expenses each year to cover current year's service and amortize past service cost.

         The following table sets forth the estimated annual benefits payable by the Registrant to the non- interested Trustees and Mr. Bailey upon retirement.

         Estimated Annual Benefits Payable by Registrant upon Retirement (1)

      Average                   Years of Service
    Trustee Fees      3            5           7            10 or more
===============================================================================
      $ 9,000      $1,350       $2,250      $3,150           $4,500
        9,730       1,460        2,433       3,406            4,865
       10,460       1,569        2,615       3,661            5,230
       11,190       1,679        2,798       3,917            5,595
       11,920       1,788        2,980       4,172            5,960
       12,650       1,898        3,163       4,428            6,325

     (1) Other funds in the MFS fund complex provide similar retirement benefits to the Trustees.

Item 19. Control Persons and Principal Holders of Securities:

         As of January 31, 1996, Cede & Co., c/o The Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, New York 10004, (as nominee for The Depository Trust Company, 7 Hanover Square, New York, New York 10004), was the record owner of approximately 79.84% of the outstanding shares of the Registrant.

         As of January 31, 1996, all Trustees and officers of the Registrant as a group owned less than 1% of the outstanding shares of the Registrant.

Item 20. Investment Advisory and Other Services:

         Items 20.1 through 20.5. See Item 9.1.b. For the fiscal year ended October 31, 1995, MFS received fees under the Registrant's Investment Advisory Agreement of $608,087 (of which $538,187 was based on average daily net assets and $69,900 was based on gross income) . For the fiscal year ended October 31, 1994, MFS received fees under the Registrant's Investment Advisory Agreement of $668,372. For the fiscal year ended October 31, 1993, MFS received fees under the Registrant's Investment Advisory Agreement of $792,390.

         20.6. See Item 9.1.e. The custodian has contracted with the Investment Adviser for the Investment Adviser to perform certain accounting functions related to options transactions for which the Investment Adviser receives remuneration on a cost basis.

         20.7. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, MA 02116. Ernst & Young LLP certifies financial statements of the Registrant as required to be certified by any law or regulation and provides other tax related services for the Registrant (such as tax return preparation and assistant and consultation with respect to the preparation of filings with the SEC).

         20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Registrant and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the Registrant's registrar and transfer agent for the Registrant's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Registrant, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Registrant. For account maintenance, the Registrant currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Registrant for these services will be $167 per month. The Registrant will reimburse MFSC for reasonable out-of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Registrant.

         Item 21. Brokerage Allocation and Other Practices: Specific decisions to purchase or sell securities for the Registrant are made by employees of MFS who are appointed and supervised by its senior officers. Changes in the Registrant's investments are reviewed by the Board of Trustees. Such employees may serve other clients of the investment Adviser or any subsidiary in a similar capacity.

         Presently, the primary consideration in portfolio security transactions is execution at the most favorable prices and in the most effective manner ("best execution"). However, this may change as noted below. The Investment Adviser attempts to achieve this result by selecting broker-dealers to execute portfolio transactions on behalf of the Registrant and other clients of the Investment Adviser on the basis of their professional capability, the value and quality of their brokerage services, and the general level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Investment Adviser normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Investment Adviser on the tender of the Registrant's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Registrant by the investment Adviser. At present no other recapture arrangements are in effect.

         US. Government Securities and, in the United States and in certain other countries, other securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, securities may be traded on exchanges at fixed commission rates. In transactions involving these securities the Investment Adviser normally seeks to deal directly with the primary market maker or on major exchanges, unless in its opinion, best execution is available elsewhere. Securities firms may receive brokerage commissions on transactions involving options, Futures Contracts and Options on Futures Contracts and the purchase and sale of underlying securities upon exercise of options. The brokerage commissions associated with buying and selling options may be proportionately higher than those associated with general securities transactions.

         Consistent with the foregoing primary consideration, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Trustees may determine, the Investment Adviser may consider sales of shares of the trust as a factor in the selection of broker-dealers to execute the trust's portfolio transactions.

         In the future, as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Investment Adviser may cause the Registrant to pay a broker-dealer which provides brokerage and research services to the Investment Adviser an amount of commission for effecting a securities transaction for the Registrant in excess of the amount other broker-dealers would have charged for the transaction if the Investment Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Investment Adviser's overall responsibilities to the Registrant or to its other clients. Not all of such services will be useful or of value in advising the Registrant.

         The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Investment Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold from time to time through such broker-dealers on behalf of the Registrant. The Trustees of the Registrant (together with the Trustees of the other MFS Funds) have directed the Investment Adviser to allocate a total of $23,100 of commission business from the MFS Funds to the Pershing Division of Donaldson, Lufkin & Jenrette as consideration for the annual renewal of the Lipper Directors' Analytical Data Service (which provides information useful to the Trustees in reviewing the relationship between the Registrant and the Investment Adviser).

         The Investment Adviser's investment management personnel attempt to evaluate the quality of Research provided by brokers. The Investment Adviser sometimes uses evaluations resulting from this effort as consideration in the selection of brokers to execute portfolio transactions. However, the Investment Adviser is unable to quantify the amount of commissions that might be paid as a result of such Research because certain transactions might be effected through brokers which provide Research but which would be selected principally because of their execution capabilities.

         The management fee that the Registrant pays to the Investment Adviser will not be reduced as a consequence of the Investment Adviser's receipt of brokerage and research services. To the extent the Registrant's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Registrant will exceed those that might otherwise be paid, by an amount which cannot be presently determined. Such services would be useful and of value to the Investment Adviser in serving both the Registrant and other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Investment Adviser in carrying out its obligations to the Registrant. While such services are not expected to reduce the expenses of the Investment Adviser, the Investment Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

         In certain instances, there may be securities which are suitable for the Registrant's portfolio as well as for that of one or more of the advisory clients of the Investment Adviser or any subsidiary. Investment decisions for the Registrant and for the advisory clients of the Investment Adviser or any subsidiary are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even through it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase of sale of the same security, the securities are allocated among clients in a manner believed by the investment Adviser to be equitable to each on a case by case basis. It is recognized that in some cases this system could have detrimental effect on the price or volume of the security as far as the Registrant is concerned. In other cases, however, it is believed that the ability of the Registrant to participate in volume transactions will produce better executions for the Registrant.

         For the fiscal year ended October 31, 1995, the Registrant paid brokerage commissions of $154,996. For the fiscal year ended October 31, 1994, the Registrant paid brokerage commissions of $118,113 on non-U.S. government securities' transactions of a total dollar amount of $137,936,403. For the fiscal year ended October 31, 1993, the Registrant paid brokerage commissions of $70,486.

         During the fiscal year ended October 31, 1995, the Registrant did not purchase or sell securities of regular broker-dealers of the Registrant.

Item 22.  Tax Status:  None.

Item 23. Financial Statements: The following are incorporated herein by reference to the Registrant's Annual Report to its shareholders, for its fiscal year ended October 31, 1995, copies of which have been filed with the SEC:

         Portfolio of Investments at October 31, 1995 Statement of Assets and Liabilities at October 31, 1995 Statement of Operations for the year ended October 31, 1995
         Statement of Changes in Net Assets for the years ended October 31, 1995 and 1994.
         Financial Highlights for the period from the commencement operations, November 24, 1989, to October 31, 1990 and for the years ended October 31, 1991, 1992, 1993, 1994 and 1995.
         Notes to Financial Statements
         Report of Independent Auditors

                                    PART C

                           OTHER INFORMATION


Item 24. Financial Statements and Exhibits:

         1.  Financial Statements:

             The following have been incorporated by reference in Item 23:

                Portfolio   of   Investments   at  October  31,  1995
                Statement of Assets and Liabilities at October 31, 1995 Statement of Operations for year ended October 31, 1995 Statement of Changes in Net Assets for the years ended
                  October 31, 1995 and 1994
                Financial  Highlights for the period from the commencement of operations, November 24, 1989, to October 31, 1990 and for the years ended October 31, 1991, 1992, 1993, 1994 and 1995
                Notes to Financial Statements
               Report of Independent Auditors

         2.  Exhibits:

                           (a) Declaration of Trust, dated September 29, 1989, (previously filed as Exhibit (1) to the Registrant's Registration Statement on Form N-2 (Investment Company Act File No. 811-5912), filed with the SEC on September 29, 1989 (the "Registration Statement")) incorporated herein by reference.

                           (b)(1) Amended and Restated  By-Laws dated December
                                  14,  1994   (previously   filed  as  Exhibit
                                  (2)(b)(2)   to   Amendment   No.  7  to  the
                                  Registration  Statement  on Form N-2,  filed
                                  with   the   SEC  on   February   28,   1995
                                  ("Amendment No. 7")) incorporated herein by reference.

                           (c)    Inapplicable.

                           (d) Specimen certificate for Shares of Beneficial Interest, without par value (previously filed as Exhibit (4) to Amendment No. 2 to the Registration Statement, filed with the SEC on
                                  November   15,  1989   ("Amendment   No.  2"))
                                  incorporated herein by reference.

                           (e) The section "Dividend Reinvestment and Cash Purchase Plan" on page 2 of the Registrant's Annual Report to its Shareholders, for its fiscal year ended October 31, 1995, incorporated herein by reference.

                           (f)    Inapplicable.

                           (g) Form of Investment Advisory Agreement, dated November 10, 1989, (previously filed as Exhibit (6) to Amendment No. 1 to the Registration Statement, filed with the SEC on November 7, 1989 ("Amendment No. 1")) incorporated herein by reference.

                           (h) Omitted pursuant to General Instruction G.3 to Form N-2.

                           (i) Form of Retirement Plan for Non-Interested Person Trustees, dated January 1, 1991 (previously filed as Exhibit (8) to Amendment No. 6) incorporated herein by reference.

                           (j)(1) Amended and  Restated  Custodian  Agreement,
                                  dated December 29, 1989 (previously filed as
                                  Exhibit  (9)  to  Amendment  No.  4  to  the
                                  Registration Statement, filed with the SEC on February 24, 1990 ("Amendment No. 4")) incorporated herein by reference.

                           (j)(2) Amendment to Custodian Contract, dated
                                  September 11, 1991 (previously filed as
                                  Exhibit (9)(b) to Amendment No. 6)
                                  incorporated herein by reference.

                           (k)(1) Registrar,   Transfer   Agency  and  Service
                                  Agreement between Registrant and MFS Service
                                  Center,   Inc.,   dated   August  15,   1994
                                  (previously filed as Exhibit (2)(k)(2) to Amendment No. 7)) incorporated herein by reference.

                           (k)(2) Loan  Agreement by and among the Banks named
                                  therein,  the MFS Funds named  therein,  and
                                  The First National Bank of Boston,  dated as
                                  of February  21, 1995  (previously  filed as
                                  Exhibit   (2)(k)(3)  to  Amendment  No.  7))
                                  incorporated herein by reference.

                           (l) Omitted pursuant to General Instruction G.3 to Form N-2.

                           (m)    None.

                           (n) Omitted pursuant to General Instruction G.3 to Form N-2.

                           (o)    Inapplicable.

                           (p) Purchase Agreements (previously filed as Exhibit (14) to Amendment No. 2) incorporated herein by reference.

                           (q)    Inapplicable.

                           (r)    Financial Data Schedule; filed herewith.

Item 25.  Marketing Arrangements:  Inapplicable.

Item 26.  Other Expenses of Issuance and Distribution:  Inapplicable.

Item 27.  Persons Controlled by or Under Common Control with Registrant:
Inapplicable.

Item 28.  Number of Holders of Securities:

---------------------------------- --------------------------------------------
             (1)                                          (2)
        Title of Class                         Number of Record Holders
---------------------------------- --------------------------------------------

Shares of Beneficial Interest                           1,317
(without par value)                             (as of January 31, 1996)
---------------------------------- --------------------------------------------

Item 29. Indemnification: Article V of the Registrant's Declaration of Trust provides that the Registrant will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Registrant, unless as to liabilities to the Registrant or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Registrant. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.

         The Trustees and officers of the Registrant and the personnel of the Registrant's Investment Adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 30. Business and Other Connections of Investment Adviser: Massachusetts Financial Services Company ("MFS") serves as investment adviser to the following open-end funds comprising the MFS Family of Funds: Massachusetts Investors Trust, Massachusetts Investors Growth Stock Fund, MFS Growth Opportunities Fund, MFS Government Securities Fund, MFS Government Limited Maturity Fund, MFS Series Trust I (which has eight series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS World Asset Allocation Fund, MFS Special Opportunities Fund, MFS Aggressive Growth Fund, MFS Research Growth and Income Fund, MFS Equity Income Fund and MFS Core Growth Fund), MFS Series Trust II (which has four series: MFS Emerging Growth Fund, MFS Capital Growth Fund, MFS Intermediate Income Fund and MFS Gold & Natural Resources Fund), MFS Series Trust III (which has two series: MFS High Income Fund and MFS Municipal High Income Fund), MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS OTC Fund), MFS Series Trust V (which has two series: MFS Total Return Fund and MFS Research Fund), MFS Series Trust VI (which has three series: MFS World Total Return Fund, MFS Utilities Fund and MFS World Equity Fund), MFS Series Trust VII (which has two series: MFS World Governments Fund and MFS Value Fund), MFS Series Trust VIII (which has two series: MFS Strategic Income Fund and MFS World Growth Fund), MFS Series Trust IX (which has three series: MFS Bond Fund, MFS Limited Maturity Fund and MFS Municipal Limited Maturity Fund), MFS Series Trust X (which has four series: MFS Government Mortgage Fund, MFS/Foreign & Colonial Emerging Market Equity Fund, MFS/Foreign & Colonial International Growth Fund and MFS/Foreign & Colonial International Growth and Income Fund) and MFS Municipal Series Trust (which has 19 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Louisiana Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Texas Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS Washington Municipal Bond Fund, MFS West Virginia Municipal Bond Fund and MFS Municipal Income Fund) (collectively the "MFS Funds"). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS also serves as investment adviser of the following no-load, open-end funds: MFS Institutional Trust ("MFSIT") (which has seven series), MFS Variable Insurance Trust ("MVI") (which has twelve series) and MFS Union Standard Trust ("UST") (which has two series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         In addition, MFS serves as investment adviser to the following closed-end funds: MFS Multimarket Income Trust, MFS Municipal Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL"), Sun Growth Variable Annuity Fund, Inc. ("SGVAF"), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account. The principal business address of each is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181.

         MFS International Ltd. ("MIL"), a limited liability company organized under the laws of the Republic of Ireland and a subsidiary of MFS, whose principal business address is 41-45 St.

Stephen's Green, Dublin 2, Ireland, serves as investment adviser to and distributor for MFS International Funds (which has four portfolios: MFS International Funds-U.S. Equity Fund, MFS International Funds-U.S. Emerging Growth Fund, MFS International Funds-International Governments Fund and MFS International Fund-Charter Income Fund) (the "MIL Funds"). The MIL Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the MIL Funds is 47, Boulevard Royal, L-2449 Luxembourg.

         MIL also serves as investment adviser to and distributor for MFS Meridian U.S. Government Bond Fund, MFS Meridian Charter Income Fund, MFS Meridian Global Government Fund, MFS Meridian U.S. Emerging Growth Fund, MFS Meridian Global Equity Fund, MFS Meridian Limited Maturity Fund, MFS Meridian World Growth Fund, MFS Meridian Money Market Fund, MFS Meridian U.S. Equity Fund and MFS Meridian Research Fund (collectively the "MFS Meridian Funds"). Each of the MFS Meridian Funds is organized as an exempt company under the laws of the Cayman Islands. The principal business address of each of the MFS Meridian Funds is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

         MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is 4 John Carpenter Street, London, England ED4Y ONH, is involved primarily in marketing and investment research activities with respect to private clients and the MIL Funds and the MFS Meridian Funds.

         MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI, UST and MFSIT.

         Clarendon Insurance Agency, Inc. ("CIAI"), a wholly owned subsidiary of MFS, serves as distributor for certain life insurance and annuity contracts issued by Sun Life Assurance Company of Canada (U.S.).

         MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFS Institutional Trust, MFS Variable Insurance Trust and MFS Union Standard Trust.

         MFS Asset Management, Inc. ("AMI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

         MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

     The Directors of MFS are A. Keith Brodkin, Jeffrey L. Shames, Arnold D. Scott, John R. Gardner and John D. McNeil. Mr. Brodkin is the Chairman, Mr. Shames is the President, Mr. Scott is a Senior Executive Vice President and Secretary, Bruce C. Avery, William S. Harris, William W. Scott, Jr. and Patricia
A. Zlotin are Executive Vice Presidents, Stephen E. Cavan is a Senior Vice President, General Counsel and an Assistant Secretary, Joseph W. Dello Russo is a

Senior Vice President, Chief Financial Officer and Treasurer, Robert T. Burns is a Vice President and an Assistant Secretary, and Thomas B. Hastings is a Vice President and Assistant Treasurer of MFS.

         In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

         A. Keith Brodkin         Director,  Sun Life Assurance Company of
                                  Canada (U.S.), One Sun Life Executive Park,
                                  Wellesley Hills, Massachusetts; Director, Sun
                                  Life Insurance and Annuity Company of New
                                  York, 67 Broad Street, New York, New York

         John R. Gardner          President and a Director, Sun Life Assurance
                                  Company of Canada,  Sun Life  Centre, 150 King
                                  Street  West, Toronto, Ontario, Canada (Mr.
                                  Gardner is also an officer and/or Director of various subsidiaries and affiliates of Sun
                                  Life)

         John D. McNeil           Chairman, Sun Life Assurance Company of
                                  Canada, Sun Life  Centre, 150 King Street
                                  West, Toronto, Ontario, Canada (Mr. McNeil is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)

         Joseph W. Dello Russo    Director of Mutual Fund Operations, The Boston
                                  Company, Exchange Place, Boston, Massachusetts
                                  (until August, 1994)

         Item 31. Location of Accounts and Records: The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                   NAME                                 ADDRESS

         Massachusetts Financial             500 Boylston Street
           Services Company                  Boston, Massachusetts 02111

         State Street Bank and               State Street South, 5-West
           Trust Company                     North Quincy, Massachusetts 02171

         MFS Service Center                  500 Boylston Street
         (transfer agent)                    Boston, MA  02116

Item 32.  Management Services:  Inapplicable.

Item 33.  Undertakings:  Inapplicable.

                                    SIGNATURES




         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 27th day of February, 1996.

                                       MFS SPECIAL VALUE TRUST




                                       By:   A. KEITH BRODKIN
                                             A. Keith Brodkin
                                             Chairman and President

                               INDEX TO EXHIBITS



         Exhibit No.                        Description of Exhibit

              27                --         Financial Data Schedule